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                                                                    EXHIBIT 10.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT


                  This First Amendment to Credit Agreement (this "First Amendment") is made and effective as of this 1st day of May, 2002, by and between United States Exploration, Inc., a Colorado corporation ("Borrower"), and Bank of Oklahoma, N.A. ("Lender"), with respect to the following circumstances:

                  Whereas, Borrower and Lender are parties to that certain Credit Agreement dated August 25, 2000 (the "Credit Agreement"); and

                  Whereas, Borrower and Lender desire (i) to renew and replace the Revolving Note initially executed and delivered by the parties pursuant to the Credit Agreement with a renewal and replacement Amended and Restated Revolving Note, (ii) to amend the definition of "Revolving Credit Commitment," as that term is defined in the Credit Agreement, and (iii) to amend Section 2.01 of the Credit Agreement, as provided herein.

                  Now, therefore, for and in consideration of the foregoing premises, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                  Section 1. Loan Document. This First Amendment shall constitute a "Loan Document," as that term is defined in Section 1.2 of Article I of the Credit Agreement.

                  Section 2. Amendments. (a) The term "Revolving Credit Commitment," as that term is defined in Section 1.2 of Article I of the Credit Agreement and as such term is used in any of the Loan Documents, is hereby amended, replaced, and superceded by the following definition of "Revolving Credit Commitment:"

                  "Revolving Credit Commitment" means the lesser of (i) $15,000,000, or (ii) the Borrowing Base in existence from time to time.

                  (b) The term "Revolving Loan Stated Maturity Date," as that term is defined in Section 1.2 of Article I of the Credit Agreement and as such term is used in any of the Loan Documents, is hereby amended, replaced and superceded by the following definition of "Revolving Loan Stated Maturity Date:"

                  "Revolving Loan Stated Maturity Date" means May 1, 2004, as such date may, in Lender's sole discretion, be extended.

                  Section 3. No Further Change. The rest and remainder of the Credit Agreement shall remain unchanged and in full force and effect, except as amended and changed by Section 2 of this First Amendment.

                  Section 4. Commitment Fee. Pursuant to Section 3.7 of the Credit Agreement, Borrower shall pay to Lender a commitment fee of $9,375 on the date of this Agreement.



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                  IN WITNESS WHEREOF, the undersigned have executed this First
Amendment to Credit Agreement as of the day and year first above written.

                                       "LENDER"

                                       BANK OF OKLAHOMA, N.A.

                                       By /s/ Steve P. Ramsey
                                         ---------------------------------------
                                       Name: Steve P. Ramsey
                                       Title: Vice President


                                       "BORROWER"

                                       UNITED STATES EXPLORATION, INC.

                                       By /s/ Bruce D. Benson
                                         ---------------------------------------
                                       Name: Bruce D. Benson
                                       Title: President



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